Exhibit 10.1

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of May 17, 2023 (this “Support Agreement”), among Samsung Display Co., Ltd., a Korean corporation (“Parent”), and the undersigned stockholders of eMagin Corporation, a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, Parent, Emerald Intermediate, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Silk USA”), and Emerald Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Silk USA (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Merger Sub with and into the Company, with the Company surviving the Merger and becoming a wholly-owned subsidiary of Silk USA;

WHEREAS, the Stockholders own the number of shares of Company Capital Stock set forth on Schedule A hereto (collectively, the “Subject Shares”);

WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has requested that the Stockholders agree, and the Stockholders have agreed, to enter into this Support Agreement in connection with the Merger Agreement; and

WHEREAS, concurrently with the execution and delivery of this Support Agreement, the Stockholders, constituting holders of a majority of the outstanding shares of Company Series B Convertible Preferred Stock, have approved the Merger Agreement and the Merger;

WHEREAS, concurrently with the execution and delivery of this Support Agreement, the Stockholders, constituting holders of a majority of the outstanding shares of Company Series B Convertible Preferred Stock, have approved the Series B Charter Amendment (in the form attached hereto as Exhibit A) and the Company has validly filed the Series B Charter Amendment with the Secretary of State of the State of Delaware such that the Series B Charter Amendment is effective;

WHEREAS, in consideration of the execution of the Merger Agreement by Parent, each Stockholder is hereby agreeing to enter into this Support Agreement and to vote the Subject Shares in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants as to only itself, himself or herself (severally and not jointly) to Parent as follows:

(a)   Authority. The Stockholder has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform the Stockholder’s obligations hereunder (including, without limitation, Section 3(c)) and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Support Agreement, the performance by the Stockholder of Stockholder’s obligations hereunder (including, without limitation, Section 3(c)) and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder, and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder (including, without limitation, Section 3(c)) and the consummation of the transactions contemplated hereby.

(b)   Execution; Delivery; Enforceability. The Stockholder has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to such Stockholder in connection with the execution and delivery of this Support Agreement, the performance by the Stockholder of such Stockholder’s obligations hereunder (including, without limitation, Section 3(c)) or the consummation of the transactions contemplated hereby, other than such reports, schedules or statements under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby.

(c)   No Conflict. The execution and delivery of this Support Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by the Stockholder will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Capital Stock beneficially owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder is bound, or any law, rule, regulation, judgment, order or decree by which the Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay the Stockholder from performing its obligations under this Support Agreement.

(d)    The Subject Shares. The Stockholder is the beneficial owner of the Subject Shares listed on Schedule A hereto across from his, her or its name, free and clear of any Lien (other than any restrictions or rights created by this Support Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, applicable securities laws and similar consideration). The Subject Shares constitute the Stockholder’s entire interest in the outstanding shares of capital stock of the Company. The Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Support Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights (other than any restrictions or rights created by this Support Agreement). None of the Subject Shares owned by such Stockholder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as contemplated by this Support Agreement. Notwithstanding anything to the contrary set forth herein, any shares of capital stock or other securities of the Company that the Stockholder purchases or otherwise acquires beneficial ownership after the date of this Support Agreement and during the Support Period shall be deemed Subject Shares and subject to the terms and conditions of this Support Agreement. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Support Agreement shall apply to the resulting securities.

(e)    Absence of Litigation. There is no Proceeding (whether judicial, arbitral, administrative or other) pending against or, to the knowledge of the Stockholder, threatened against or affecting, such Stockholder or the Subject Shares that could reasonably be expected to impair or affect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)     Reliance. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Support Agreement.

Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as follows:

(a)    Authority. Parent has all requisite corporate power and authority to execute and deliver this Support Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Support Agreement, the performance by Parent of its obligations hereunder and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent, and no other actions or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Support Agreement, the performance by Parent of Parent’s obligations hereunder and the consummation of the transactions contemplated hereby.

(b)    Execution; Delivery; Enforceability. Parent has duly executed and delivered this Support Agreement, and this Support Agreement constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to Parent in connection with the execution and delivery of this Support Agreement, the performance by Parent of its obligations hereunder or the consummation of the transactions contemplated hereby, other than (i) reports, schedules or statements by Parent under Sections 13(d) and 16 of the 1934 Act as may be required in connection with this Support Agreement and the transactions contemplated hereby and (ii) such consents, registrations or filings the failure of which to be obtained or made would not have a material adverse effect on Parent’s ability to perform its obligations hereunder.

(c)    No Conflict. The execution and delivery of this Support Agreement by Parent do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof by Parent will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Capital Stock beneficially owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or any law, rule, regulation, judgment, order or decree by which Parent is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Support Agreement or otherwise prevent or materially delay Parent from performing its obligations under this Support Agreement.

Section 3. Covenants of the Stockholders.

(a)    Support. At all times during the Support Period (as defined below), each Stockholder covenants and agrees as follows:

(i) Agreement to Vote. At every meeting of the stockholders of the Company (and at every adjournment or postponement thereof) called to seek, and in every other circumstance in which a vote, action, written consent, resolution or other approval of the stockholders of the Company is proposed seeking, the Company Stockholder Approval, approval of the Merger, adoption of the Merger Agreement, or approval of any other transaction pursuant to or contemplated by the Merger Agreement, and any matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Company Stockholder Approval, and any amendment to the Company Charter Documents to give effect to the Series B Charter Amendment), the Stockholder shall, and shall cause each holder of record on any applicable record date to (including via proxy), (A) if a meeting is held, deliver a duly executed proxy card to the Company directing that the Subject Shares be counted as present at such meeting for purposes of establishing a quorum and (B) cause to be voted the Subject Shares:

(1)   in favor of (w) granting the Company Stockholder Approval, (x) approving the Merger, (y) adopting the Merger Agreement, and (z) approving any other transaction pursuant to or contemplated by the Merger Agreement, and any other matter that would reasonably be expected to facilitate the consummation of the Merger (including, without limitation, any adjournment of any meeting of the stockholders in order to solicit additional proxies in favor of approval of the Merger and adoption of the Merger Agreement if there are not sufficient votes to obtain the Company Stockholder Approval, and any amendment to the Company Charter Documents to give effect to the Series B Charter Amendment); and

(2)   against (x) any Acquisition Proposal (other than the Merger Agreement and the Merger) without regard to the terms of such Acquisition Proposal, (y) any other matter (including, without limitation, any amendment to the Company Charter Documents and any change in the Company Board) that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement, and (z) any other action, transaction or agreement that could reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement or of any Stockholder in this Support Agreement.

For the avoidance of doubt, any obligation pursuant to the foregoing clause (2) shall not be read to affect, reduce or eliminate the obligation of any Stockholder pursuant to clause (1).

(ii) Consents and Waivers. Each Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any Contracts to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

(b)    No Transfer. From the date hereof until the earlier of the expiration of the Support Period and obtaining the Company Stockholder Approval, other than pursuant to this Support Agreement, each Stockholder shall not, directly or indirectly, (A) sell, transfer, exchange, pledge or otherwise dispose of (collectively, “Transfer”) any Subject Shares to any person other than pursuant to the Merger, provided that the Stockholder shall be permitted to distribute all or any portion of the Subject Shares pursuant to (x) bona fide gifts to any member of the Stockholder’s immediate family or otherwise for estate planning purposes, (y) any Transfer occurring by will, testamentary document or intestate succession upon the death of a Stockholder who is an individual, or (z) community property laws or divorce decree; provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all the terms of this Support Agreement, and any Transfer or attempted Transfer of any Subject Shares in violation of this Section 3(b) shall, to the fullest extent permitted by Law, be null and void ab initio, (B) permit to exist any Liens (other than those created by this Support Agreement) on any of the Subject Shares, (C) enter into any voting arrangement, whether by proxy, power of attorney, voting agreement, voting trust or otherwise, with respect to any Subject Shares, (D) enter into any swap or similar arrangement that transfers the economic consequences of ownership of the Subject Shares, (E) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder, and (F) make any offer or enter into any agreement providing for any of the foregoing; and

(c)    IRREVOCABLE PROXY. At all times during the Support Period, (i) each such Stockholder hereby grants to Parent (and any designee of Parent) a proxy (and appoints Parent or any such designee of Parent as its attorney-in-fact) to vote, and to exercise all voting and consent rights of such Stockholder with respect to, the Subject Shares owned beneficially or of record by such Stockholder (including, without limitation, the power to execute and deliver written consents) in accordance with Section 3(a) at any annual, special, adjourned or postponed meeting of stockholders of the Company at which any of the transactions, actions or proposals contemplated by Section 3(a) are or will be considered and in every written consent in lieu of such meeting and (ii) such proxy and appointment shall (A) be irrevocable in accordance with the provisions of Section 212(e) of DGCL, (B) be coupled with an interest, and (C) survive the dissolution, bankruptcy or other incapacity of such Stockholder as well as the death, bankruptcy or other incapacity of such Stockholder; provided, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 3(a), and each Stockholder shall retain the authority to vote on all other matters. Each Stockholder hereby revokes any proxy previously granted by such Stockholder with respect to the Subject Shares of such Stockholder. Each Stockholder hereby represents that any proxies heretofore given in respect of such Stockholder’s Subject Shares, if any, are revocable, and hereby revokes all such proxies, and that such Stockholder agrees not to grant any subsequent proxies with respect to such Subject Shares at any time during the Support Period, except to comply with its, his or her obligations under Section 3(a). Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3(c), if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Support Agreement. Each Stockholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Support Agreement.

The “Support Period” shall commence on the date hereof and continue until the first to occur of (1) the Effective Time and (2) the date and time of the valid termination of the Merger Agreement in accordance with its terms.

(d)    Capacity. Notwithstanding anything to the contrary in this Support Agreement, (i) each Stockholder is entering into this Support Agreement, and agreeing to become bound hereby, solely in its capacity as a stockholder of the Company and not in any other capacity (including without limitation any capacity as a director of the Company) and (ii) nothing in this Support Agreement shall obligate such Stockholder to take, or forbear from taking, any action as a director (including without limitation through the individuals that it has elected to the Company Board) or any other action, other than in the capacity as a Stockholder of the Company with respect to the voting of the Subject Shares as specified in Section 3(a).

(e)    Appraisal Rights. Each Stockholder hereby irrevocably waives, and agrees not to exercise or assert, if applicable, any appraisal rights or rights of dissent (including, without limitation, under Section 262 of DGCL) in connection with the Merger.

(f)     No Solicitation. Each Stockholder agrees that it will not, and will cause each of its Affiliates and its and their respective Representatives to not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 5.02 of the Merger Agreement.

(g)    Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company, Silk USA, Merger Sub or any of their respective Subsidiaries or successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Support Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any duty of the Company Board or of the respective Board of Directors of Parent, Silk USA or Merger Sub in connection with the Merger Agreement, this Support Agreement or the transactions contemplated thereby or hereby.

(h)    Obligation to Update Schedule A. The Stockholders agree that, in connection with any acquisitions or Transfers (to the extent permitted) of Subject Shares by any Stockholder, the Stockholders will, as promptly as practicable following the completion of such acquisition or Transfer, notify Parent in writing of such acquisition or Transfer and the parties will update Schedule A hereto to reflect the effect of such acquisition or Transfer.

Section 4. Termination. This Support Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement, (c) the amendment of the Merger Agreement, without the prior written consent of the Stockholders, in a manner that affects the economics or material terms of the Merger Agreement in a manner that is adverse to the Company or its stockholders (including with respect to the reduction of or the imposition of any restriction on the Stockholders’ right to receive the Merger Consideration (as defined in the Merger Agreement), or any reduction in the amount or change in the form of the Merger Consideration), and (d) the date that is six (6) months after May 17, 2024 (or, if the Outside Date is automatically extended for 90 days pursuant to Section 8.01(b)(i) of the Merger Agreement, the date that is six (6) months after August 15, 2024).

Section 5. Further Assurances; Notice of Certain Events. Subject to the terms and conditions of this Support Agreement, each Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Support Agreement. The Stockholders shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Stockholders under this Support Agreement or of the covenants and agreements of the Stockholders under this Support Agreement and (b) the receipt by the Stockholders of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with this Support Agreement; provided, however, that the delivery of any notice pursuant to this Section 5 shall not limit or otherwise affect the remedies available to any party.

Section 6. General Provisions.

(a)    Amendments. This Support Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), faxed (with confirmation), or sent by email (provided, that such email states that it is a notice defined pursuant to this Section 6(b)) to the Company and Parent in accordance with Section 10.03 of the Merger Agreement and to a Stockholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

(c)    Interpretation. The Section headings herein are for convenience of reference only, do not constitute part of this Support Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Support Agreement is made to a Section, such reference shall be to a Section of this Support Agreement unless otherwise indicated. Unless otherwise indicated, whenever the words “include,” “includes” or “including” are used in this Support Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)    Severability. The provisions of this Support Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Support Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Support Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(e)    Specific Performance. The parties hereto acknowledge that Parent may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any party hereto set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to seek to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. The parties further agree that no party shall be required to obtain, secure, furnish or post any bond, security or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6(e) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, securing, furnishing or posting of any such bond, security or similar instrument.

(f)     Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g)    Counterparts. This Support Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

(h)    Entire Agreement; No Third-Party Beneficiaries. This Support Agreement, together with Schedule A hereto, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. This Support Agreement is not intended to confer upon any person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns any rights or remedies hereunder.

(i)     Governing Law. This Support Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

(j)     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUPPORT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPORT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUPPORT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(j).

(k)    Assignment. No rights or obligations under this Support Agreement may be assigned or delegated by operation of applicable Law or otherwise. Any purported assignment or delegation in violation of this Support Agreement is void.

(l)     Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Support Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6(b) shall be deemed effective service of process on such party. The parties hereto agree that a final trial court judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(m)            Expenses. All costs and expenses incurred in connection with this Support Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

Samsung Display Co., Ltd.

By
Name:
Title:

IN WITNESS WHEREOF, each party has duly executed this Support Agreement, all as of the date first written above.

STOCKHOLDER:
If an entity:

Name:

By:
Name:
Title:

If an individual:

Name:

SCHEDULE A

Stockholder [Stockholder]	Type of Subject Shares Number of Subject Shares [Common Stock / [ __________ ] Series B Convertible Preferred Stock]

Notice

[Stockholder] c/o [ ] [Address] [Address] [Address] Attention: [] Fax: [] Email: []

with a copy (which shall not constitute notice to the Stockholders) to:

[Address] [Address] [Address] Attention: [] Fax: [] Email: []

EXHIBIT A

Form of Series B Charter Amendmen